EXHIBIT 5.1


                  Hanson, Bridgett, Marcus, Vlahos & Rudy, LLP
                          425 Market Street, 26th Floor
                             San Francisco, CA 94105
                                 (415) 995-5135



January 11, 2008

Intraop Medical Corporation
570 Del Rey Avenue
Sunnyvale, CA  94086

Re:  Intraop  Medical  Corporation  -  Registration  Statement  on Form  S-8 for
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     Offering an Additional of 42,062,664 Shares of Common Stock
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Gentlemen:

      We have acted as counsel to Intraop Medical Corporation, a Nevada corporation (the "Company") in connection with the Registration Statement on Form S-8 to be filed on January 11, 2008 (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act"), registering an additional 42,062,664 shares of the Company's Common Stock, $0.001 par value per share (the "Shares"), authorized for issuance under the Company's 2005 Equity Incentive Plan (the "Plan").

      This opinion is being furnished in accordance with the requirements of
Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-B.

      We have examined the Registration Statement and such other documents and records of the Company and other documents as we have deemed relevant or necessary as the basis for the opinion hereinafter expressed. In all such examinations, we have assumed the genuineness of all signatures on original or certified copies and the conformity to original or certified copies of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to such opinion, we have relied upon, and assumed the accuracy of, certificates and oral or written statements and other information of or from public officials, officers or representatives of the Company, and others.

      Based upon and subject to the foregoing, we are of the opinion that the Shares, when issued, delivered and paid for in accordance with the terms of the Plan and the provisions of the option agreements under the Plan, will be legally and validly issued, fully paid and non-assessable.



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      This opinion is for your benefit in connection with the Registration
Statement and may be relied upon by you and persons entitled to rely upon it pursuant to the applicable provisions of the Act. We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5 to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement and any amendments thereto. In giving such consent, we do not thereby admit that we are in a category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

                  Very truly yours,

                  /s/ Hanson, Bridgett, Marcus, Vlahos & Rudy, LLP
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                  Hanson, Bridgett, Marcus, Vlahos & Rudy, LLP


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